UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or Section 15(d) of the Securities Exchange Act of 1934

Date of Report (date of earliest event reported): November 15, 2021

DISRUPTIVE ACQUISITION CORPORATION I

(Exact name of registrant as specified in its charter)

Cayman Islands	001-40279	N/A
(State or other jurisdiction of incorporation)	(Commission File Number)	(I.R.S. Employer Identification No.)

11501 Rock Rose Avenue, Suite 200 Austin, Texas	78758
(Address of Principal Executive Offices)	(Zip Code)

Registrant’s telephone number, including area code: (424) 205-6858

1925 Century Park East, Suite 1700, Los Angeles, California 90067
(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Securities registered pursuant to Section 12(b) of the Act:

Title of each class	Trading Symbol(s)	Name of each exchange on which registered
Class A Ordinary Shares, par value $0.0001 per share	DISA	The Nasdaq Stock Market LLC
Redeemable warrants, each one whole warrant exercisable for one Class A ordinary share at an exercise price of $11.50	DISAW	The Nasdaq Stock Market LLC
Units, each consisting of one Class A ordinary share and one-third of one redeemable warrant	DISAU	The Nasdaq Stock Market LLC

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).

Emerging growth company ☒

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

Item 4.02. Non-Reliance on Previously Issued Financial Statements or a Related Audit Report or Completed Interim Review.

Disruptive Acquisition Corporation I (the “Company”) previously presented a portion of its Class A ordinary shares subject to redemption (the “Class A Ordinary Shares”) as permanent equity to ensure that the Company’s net tangible assets calculation remained greater than $5,000,001 to comply with its Amended and Restated Memorandum and Articles of Association. After discussion and evaluation, including with the Company’s outside accounting consultants, the Audit Committee of the Board of Directors of the Company and our independent registered public accounting firm, Marcum LLP (“Marcum”), the Company has concluded that the Class A Ordinary Shares should be classified as temporary equity because such shares can be redeemed or become redeemable subject to the occurrence of events outside the Company’s sole control.

On November 15, 2021, the Audit Committee of the Board of Directors of the Company concluded, after discussion with the Company’s management, that (i) the Company’s audited balance sheet as of March 26, 2021 filed as Exhibit 99.1 to the Company’s Amendment No. 1 to the Current Report on Form 8-K filed with the SEC on May 27, 2021, (ii) the unaudited interim financial statements included in the Company’s Quarterly Report on Form 10-Q for the quarterly period ended March 31, 2021, filed with the SEC on May 25, 2021 (the “Q1 Quarterly Report”) and (iii) the unaudited interim financial statements included in the Company’s Quarterly Report on Form 10-Q for the quarterly period ended June 30, 2021, filed with the SEC on August 17, 2021 (collectively, the “Affected Periods”) should no longer be relied upon due to changes required to reclassify the Class A Ordinary Shares as temporary equity. As such, the Company restated its financial statements for the Affected Periods in the Company’s Quarterly Report on Form 10-Q for the quarterly period ended September 30, 2021, filed with the SEC on November 15, 2021, as described therein. The Company also plans to amend Amendment No. 1 to the Current Report on Form 8-K filed on May 27, 2021 to file the revised audited balance sheet as of March 26, 2021.

The Company’s management has concluded that in light of the restatement caused by the classification error described above as well as the prior restatement of the Company’s financial statements made to reclassify the warrants as liabilities, as previously reported in the Q1 Quarterly Report, a material weakness exists in the Company’s internal control over financial reporting and that the Company’s disclosure controls and procedures were not effective.

The Company does not expect any of the above changes will have any impact on its cash position and cash held in the trust account.

In addition, the audit report of Marcum included in Exhibit 99.1 to Amendment No. 1 to the Company’s Form 8-K filed on May 27, 2021 should no longer be relied upon.

Forward-Looking Statements

This Current Report on Form 8-K includes “forward-looking statements” within the meaning of the safe harbor provisions of the United States Private Securities Litigation Reform Act of 1995. Certain of these forward-looking statements can be identified by the use of words such as “believes,” “expects,” “intends,” “plans,” “estimates,” “assumes,” “may,” “should,” “will,” “seeks,” or other similar expressions. Such statements may include, but are not limited to, statements regarding the impact of the Company’s restatement of certain historical financial statements, the Company’s cash position and cash held in the trust account and any proposed remediation measures with respect to identified material weaknesses. These statements are based on current expectations on the date of this Current Report on Form 8-K and involve a number of risks and uncertainties that may cause actual results to differ significantly. The Company does not assume any obligation to update or revise any such forward-looking statements, whether as the result of new developments or otherwise. Readers are cautioned not to put undue reliance on forward-looking statements.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Dated: November 19, 2021

DISRUPTIVE ACQUISITION CORPORATION I

By:	/s/ Phillip C. Caputo
Name:	Phillip C. Caputo
Title:	Chief Financial Officer